Exhibit 99.1

Kingsway Announces Restructuring of its Insurance Services and Insurance Underwriting Segments
Toronto, Ontario (September 17, 2012) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. ("Kingsway" or the “Company") today announced that it is restructuring its Insurance Services and Insurance Underwriting segments.

“These restructuring changes are intended to create a new leadership team from within the Company's ranks, bring additional talent into the organization, grow the insurance services side of the business, and create the foundation for returning our insurance underwriting operations to profitability” said Larry G. Swets, Jr., Kingsway's President and Chief Executive Officer.

As part of the Insurance Services restructuring, Bradley Diericx will be joining the Company on September 17, 2012 as an Executive Vice President.  Mr. Diericx was most recently with Johnson Lambert LLP (“Johnson Lambert”), an insurance-focused CPA firm, where he was a partner and leader of their Midwest practice.  Prior to his role at Johnson Lambert, Mr. Diericx held executive roles at GE Reinsurance Corporation and the Insurance Corporation of Hannover.

Mr. Diericx will be responsible for the oversight of the Company's Insurance Services segment, which will include the previously announced specialty insurance business the Company intends to acquire. Kingsway recently received approval from the Florida Office of Insurance Regulation to acquire this specialty insurance business and is now pursuing the remaining state approvals to close the acquisition during the fourth quarter of 2012.

“Brad brings a wealth of insurance industry leadership and knowledge to our team,” continued Mr. Swets, “and his connections within the insurance space will help us to enhance and grow our insurance services businesses, including the new opportunities to be presented when we complete the acquisition of the specialty insurance business. Following completion of that transaction, we expect to pursue a variety of acquisition opportunities as we implement our plans for growth.”

As part of the Insurance Underwriting restructuring, Kingsway will post $11.4 million, or $0.87 per share, in additional unpaid loss and loss adjustment expenses. This amount includes $9.4 million related to the Company's Kingsway Amigo Insurance Company (“Amigo”) business primarily to increase prior accident year unpaid loss and loss adjustment expenses on Amigo's commercial automobile and personal injury protection coverages. This amount also includes $2.0 million related to the Company's Mendota Insurance Company (“Mendota”) and Mendakota Insurance Company (“Mendakota”) business primarily to increase prior accident year unpaid loss and loss adjustment expenses on their personal automobile physical damage, uninsured motorist and bodily injury coverages.

Kingsway also intends to streamline its non-standard property and casualty insurance business operations under one management team led by William A. Hickey, Jr., Kingsway's EVP, CFO, and COO. After the restructuring, the Insurance Underwriting segment principally includes the following subsidiaries of the Company: Mendota, Mendakota, Universal Casualty Company ("UCC"), Amigo, KAI Advantage Auto, Inc. ("Advantage Auto"), Kingsway Reinsurance Corporation and Kingsway Reinsurance (Bermuda) Ltd.

“While we have seen improvement in our loss ratios at our Mendota and Advantage Auto franchises,” said Mr. Hickey, “we continue to see stress at our Amigo subsidiary. In order for us to take advantage of the improvements we have seen in the loss ratios related to our Mendota and Advantage Auto businesses, we are reorganizing our non-standard property and casualty insurance business operations so that they operate as one business under one management team, operating out of three locations - Eagan, MN; Elk Grove Village, IL; and Miami, FL. Mendota, Mendakota, UCC, Amigo and Advantage Auto will all be operated under one common management team.”

Specific to the Insurance Underwriting segment, Kingsway has taken or intends to pursue the following additional actions:

•	Kingsway has begun taking actions to significantly reduce the amount of commercial lines business written at Amigo and to restructure and update Amigo's personal lines product offering.

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Kingsway has reacquired the interests held by United Insurance Holdings Corp. in Acadia LP, a limited partnership formed in March, 2011 to hold Hamilton Risk Management Company and its subsidiaries, including Amigo. As a result, Amigo is now a 100%-owned indirect subsidiary of Kingsway.

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Kingsway will reduce staffing levels to be consistent with decreased premium volume at its Amigo business. Kingsway estimates that it will incur approximately $2.0 million, or $0.15 per share, in cash severance expenses due to reductions-in-force over the next nine months. Kingsway will highlight actual severance expenses incurred as part of its periodic financial reports.

•	Kingsway will accrue $1.3 million, or $0.10 per share, related to abandonment of leased space at its Mendota and UCC businesses. This amount will be paid in cash during the remaining lease terms.

“All of these actions are intended to simplify our non-standard auto business operating strategy and move us toward the eventual turnaround of our insurance underwriting operations,” stated Mr. Swets. “We believe these restructuring changes will present the opportunity for us to begin to create real value for Kingsway's shareholders.”

About the Company

Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward looking statements, including, without limitation, our potential inability to complete current or future acquisitions successfully, our inability to successfully implement our restructuring activities, and our inability to adequately estimate and provide for an appropriate level of reserving at our insurance company subsidiaries. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, see Kingsway's securities filings, including its Annual Report on Form 10-K for the year ended December 31, 2011 ("2011 Annual Report") and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2011 Annual Report and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, can be accessed on the Canadian Securities Administrators' website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov or through the Company's website at www.kingsway-financial.com.